Report of Independent Registered
Public Accounting Firm

To the Shareholders
and Board of
Trustees of
Federated U.S.
Government Securities
Fund: 2-5 Years:

In planning and performing
our audit of the financial
statements of Federated U.S.
Government Securities
Fund: 2-5 Years (the "Fund")
as of and for the year
ended January
31, 2012, in accordance
with the standards of
the Public Company
Accounting Oversight
Board (United States),
we considered the Fund's
internal control over
financial reporting,
including controls
over safeguarding
securities, as a basis
for designing our auditing
procedures for the
purpose of expressing
our opinion on the
financial statements
and to
comply with
the requirements of
Form N-SAR, but not for
the purpose of expressing an
opinion on the
effectiveness of the
Fund's internal control
over financial reporting.
Accordingly, we express
no such opinion.
The management of the
Fund is responsible
for establishing and
maintaining effective
internal control over
financial reporting.
In fulfilling this
responsibility, estimates
and judgments by
management are required
to assess the
expected benefits
and related costs
of controls. A company's
internal control over
financial reporting is
a process designed to
provide reasonable assurance
regarding the reliability
of financial reporting and the
preparation of financial
statements for external
purposes in
accordance with
generally accepted
accounting principles.
A company's internal
control over financial
reporting includes
those policies and
procedures that (1)
pertain to the maintenance
of records that,
in reasonable detail,
accurately and fairly
reflect the transactions
and dispositions of the
assets of the company;
(2) provide reasonable
assurance that transactions
are recorded as
necessary to permit
preparation of
financial statements
in accordance with generally
accepted accounting
principles, and that
receipts and expenditures
of the company are
being made only in
accordance with
authorizations of
management and directors
of the company;
and (3) provide reasonable
assurance regarding
prevention or timely
detection of unauthorized
acquisition, use or
disposition of a
company's assets
that could have a
material effect
on the financial
statements. Because
of its inherent limitations,
internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject
to the risk that controls
may become inadequate because of
changes in conditions,
or that the degree of
compliance with the
policies or procedures
may deteriorate.
A deficiency in internal
control over financial
reporting exists when
the design or
operation of a control
does not allow management
or employees,
in the normal course of
performing their
assigned functions,
to prevent or detect
misstatements on a timely basis.
A material weakness
is a deficiency,
or a combination of
deficiencies,
in internal control
over financial reporting,
such that there
is a reasonable
possibility that a material
misstatement of the company's
annual or interim
financial statements
will not be
prevented or
detected on a
timely basis.
Our consideration
of the Fund's internal
control over financial
reporting was for the
limited purpose described
in the first paragraph
and would not necessarily
disclose all
deficiencies in
internal control that
might be material
weaknesses under standards
established by the
Public Company
Accounting Oversight
Board (United States).
However, we noted
no deficiencies
in the Fund's internal
control over
financial reporting
and its operation,
including controls
over safeguarding
securities, that
we consider to be a
material weakness
as defined above
as of January 31, 2012.
This report is
intended solely for
the information and
use of management
and the Board
of Trustees of the
Fund and the Securities
and Exchange Commission
and is not intended
to be and should not
be used by anyone
other than these
specified parties.
Ernst & Young LLP


Boston, Massachusetts
March 26, 2012